EXHIBIT 32.2

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Fair Isaac Corporation.

Date:	January 28, 2026	/s/ STEVEN P. WEBER
Steven P. Weber
Executive Vice President and Chief Financial Officer